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Exhibit 3.8

                                     CHARTER
                                       OF
                        MEMPHIS CLINICAL LABORATORY, INC.

         The undersigned natural person or persons, having capacity to contract and acting as incorporator or incorporators of a corporation under the Tennessee General Corporation Act, adopt the following charter for such corporation:

                  1. The name of the corporation is MEMPHIS CLINICAL LABORATORY,
                     INC.

                  2. The duration of the corporation is perpetual.

                  3. The address of the principal office of the corporation in the State of Tennessee shall be 4088 Barton, Memphis, Tennessee, 38116.

                  4. The corporation is for profit.

                  5. The purposes for which the corporation is organized are:

                           a. To provide laboratory services to hospitals, nursing homes, physicians and others.

                           b.       To process Medical Insurance claims.

                           c.       To provide computer processing.

                           d. To provide consulting for laboratory management and to conduct seminars.

                           e.       To own, hold, and lease property.

                           f.       To borrow and loan money.

                  6. The maximum number of shares which the corporation shall have the authority to issue is One Thousand (1,000) shares, with no par value.

                  7. The corporation will not commence business until consideration of One Thousand ($1,000.00) Dollars have been received for the issuance of Five Hundred (500) shares.
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                  8. The registered agent for service of process as designated by this corporation is Terry D. Smart, 208 Poplar Avenue, Memphis, Tennessee, 38301.

                     Dated: April 11, 1986

                                    /s/
                                    ----------------------------
                                    Incorporator

                                    /s/
                                    ----------------------------
                                    Incorporator

STATE OF TENNESSEE

COUNTY OF SHELBY

                  Personally appeared before me, William R. Seals and Terry D. Smart the within named incorporators of Memphis Clinical Laboratory, Inc. whom I am personally acquainted, and who acknowledged that as such Incorporators, they executed the within application for Charter of Incorporation for the purposes therein contained and expressed.

                  Witness my hand and seal of office, this the 11th day of April, 1986.

                                    /s/
                                    ----------------------------
                                    NOTARY PUBLIC

My Commission Expires:

   My Commission Expires May 2, 1987
   ---------------------------------


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